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                                                                    Exhibit 3.45

                                  AMENDMENT TO
                               OPERATING AGREEMENT
                                       OF
                              NEIGHBORHOODS V, LLC

     THIS AMENDMENT TO OPERATING AGREEMENT OF NEIGHBORHOODS V, LLC (this "Amendment's is made and entered into effective for all purposes and in all respects as of the 12th day of November, 2004 by and among the undersigned parties.

                                   BACKGROUND

     A. Neighborhood Holdings, LLC ("Holdings") previously formed a Virginia limited liability company, known as "Neighborhoods V, LLC" (the "Limited Liability Company"), pursuant to (i) certain Articles of Organization of the Limited Liability Company dated July 21, 2004, and (ii) an Operating Agreement of the Limited Liability Company, dated as of July 21, 2004 (the "Operating Agreement").

     B. Holdings transferred, assigned and delivered to Neighborhoods Capital, LLC ("Capital"), all of its legal and beneficial right, title and interest as the sole Member in the Limited Liability Company, as set forth in that certain Assignment of Limited Liability Company Interests of even date herewith (the "Assignment").

     C. The parties hereto desire to amend the Operating Agreement to reflect the Assignment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree and certify as follows:

     1. Assignment by Withdrawing Member. Holdings hereby avers and confirms that it has transferred, assigned and delivered to Capital all of its legal and beneficial right, title and interest in and to a one hundred percent (100%) interest as a Member in the Limited Liability Company; (ii) intends for Capital to be admitted as a Member in the Limited Liability Company; and (iii) has withdrawn as a Member of the Limited Liability Company.

     2. Acceptance by New Member. Capital hereby confirms that it (i) has accepted the foregoing assignment of interests constituting one hundred percent (100%) of the interests as a Member in the Limited Liability Company; and (ii) agrees to be bound by all of the provisions of the Operating Agreement, as amended hereby.

     3. Conforming Amendments. The Operating Agreement is hereby amended to the extent necessary to reflect the foregoing.

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     4. Ratification. Except as amended herein, the Operating Agreement is ratified and confirmed for all purposes and in all respects.

     5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document.

     IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the date first herein, above set forth.

WITNESS:                                WITHDRAWING SOLE MEMBER:

                                        NEIGHBORHOOD HOLDINGS, LLC


/s/                                     By: /s/ Steven B. Alloy
-------------------------------------       ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: Manager


WITNESS:                                NEW SOLE MEMBER:

                                        NEIGHBORHOODS CAPITAL, LLC


/s/                                     By: /s/ Steven B. Alloy
-------------------------------------       ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: Manager


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